                               ESCROW AGREEMENT

                             D-750594 and D-750595


RE: Secured Promissory Note (the "750594 Note") dated the date hereof, in the original principal amount of $6,250,000.00 made by Brandywine Realty Partners, a Pennsylvania general partnership (the "Borrower") in favor of Principal Mutual Life Insurance Company, an Iowa corporation (the "Lender"), secured by a Mortgage and Security Agreement and an Assignment of Leases and Rents (collectively the "750594 Mortgage") dated the date hereof to be recorded in the records of Burlington County, New Jersey.

    Secured Promissory Note (the "750595 Note") dated the date hereof, in the original principal amount of $2,750,000.00 made by Borrower, in favor of Lender, secured by a Deed of Trust, Security Agreement and Assignment of Rents and an Assignment of Leases and Rents (collectively the "750595 Mortgage") dated the date hereof to be recorded in the records of Wake County, North Carolina.

    The 750594 Note and the 750595 Note are collectively referred to as the "Note" and the 750594 Mortgage and the 750595 Mortgage are collectively referred to as the "Mortgage".

    This Escrow Agreement (the "Agreement"), made this _20_ day of _____April_____, 1995 by and between Lender and Borrower.

                               RECITALS

    WHEREAS, concurrently herewith, Lender has made a loan to Borrower in the original principal amount of $6,250,000.00 (the "750594 Loan") subject to the terms of the 750594 Note and the 750594 Mortgage and secured by certain real property and improvements thereon described in the 750594 Mortgage (collectively, the "750594 Property"); and

    WHEREAS, concurrently herewith, Lender has made a loan to Borrower in the original principal amount of $2,750,000.00 (the "750595 Loan") subject to the terms of the 750595 Note and the 750595 Mortgage and secured by certain real property and improvements thereon described in the 750595 Mortgage (collectively, the "750595 Property"); and

    WHEREAS, the 750594 Loan and the 750595 Loan are collectively referred to as the "Loan" and the 750594 Property and the 750595 Property are collectively referred to as the "Property"; and

    WHEREAS, Borrower has agreed to place in escrow with Lender the sum of $1,559,400.00 (said escrowed monies are hereinafter referred to as the "Initial Funds"), which is an amount of money equal to the estimated cost to complete certain tenant improvements (for example, ceiling tiles, wall covering, carpet, dry wall, restroom, lights, and interior partitions and doors) and capital improvements on the Property (said tenant improvements and capital improvements are hereinafter referred to as the "Improvements"), and to pay leasing commissions for leases on the Property; and
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    WHEREAS, Borrower has agreed to place in escrow with Lender on each installment date under the Note commencing May 15, 1995 and continuing through April 15, 1996 the sum of $10,000.00 and commencing May 15, 1996 and continuing until the final maturity thereof the sum of $25,000.00 (any escrowed monies accumulated under the terms hereof are hereinafter referred to as the "Monthly Funds"), to cover anticipated Improvements and leasing commissions on the Property during the duration of the Loan; and

    WHEREAS, the Initial Funds and the Monthly Funds are collectively referred to as the "Funds"; and

    WHEREAS, Lender and Borrower desire to set forth the terms and conditions for placing the Funds with Lender and the terms and conditions upon which said Funds shall be held and disbursed or applied as contemplated by the parties hereto.

    NOW THEREFORE, in consideration of the making of the Loan, the mutual promises and agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, Lender and Borrower agree as follows:

    1. Recitals. Lender and Borrower agree that the foregoing recitals are true and correct and are incorporated herein by reference.

    2. Funds. Simultaneously with the execution of this Agreement, Borrower shall place the Initial Funds in escrow with Lender. Said Initial Funds shall be held by Lender and disbursed or applied as hereinafter provided. On each installment date under the Note until the final maturity thereof, Borrower shall place the Monthly Funds, in the amounts as set forth above, in escrow with Lender. Said Monthly Funds shall be held by Lender and disbursed or applied as hereinafter provided.

    3. Terms of Deposit.The Funds shall constitute fully disbursed principal under the Note, and Borrower shall pay interest thereon in accordance with the terms of the Note. Any interest credited on the Funds under the terms of this Agreement shall be solely in consideration of the escrow created hereby and Borrower's continued, timely performance of all of the terms and provisions of the Note, the Mortgage and this Agreement. Neither the Funds nor the escrow created hereby shall constitute any deposit or account of the Borrower or monies to which the Borrower is entitled upon demand, or upon the mere passage of time, or sums to which Borrower is entitled to any interest or crediting of interest by virtue of Lender's mere possession of the Funds. Lender shall not be required to segregate the Funds or hold the Funds in any separate account for the benefit of the Borrower. Lender may hold the Funds in its general account or any other account and may commingle the Funds with any other monies of Lender or any other person or entity.
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    4. Interest on Funds. As long as Borrower is not in default under the Note, the Mortgage or any other document securing the Loan, Lender agrees to remit to Borrower the interest on the Funds on a quarterly basis, provided however that interest shall cease to be credited on the Funds or any portion thereof after they have been disbursed to Borrower or otherwise applied in any manner provided in this Agreement. Interest shall be credited on the average Funds balance for the preceding calendar month on or before the tenth (10th) day of each calendar month at a rate equal to the 30 day average of the daily Federal Reserve Composite Commercial Paper Rate, as published in the Wall Street Journal or similar financial publications, provided however that where interest is to be credited on the average Funds balance for a period which is less than one (1) calendar month, interest shall be credited for such period at a rate equal to the average of the daily Federal Reserve Composite Commercial Paper Rate for such period. Interest shall be disbursed to Borrower at such time and in the same manner as provided in this Agreement.

    5. Disbursement Terms. Except as hereinafter provided, within ten
(10) business days of Lender's receipt of the items stated in (a) through (g) below, Lender shall make disbursements of the Funds from time to time as the work on the Improvements is completed and leasing commissions are paid, in amounts not less than $10,000.00 and not more frequently than once every 60 days, provided the applicable conditions (a) through (g) below, as determined by Lender, have been met in each instance.

        a. Borrower has furnished to Lender: (i) copies of lien waivers for completed Improvements, or (ii) such endorsements or other assurances satisfactory to Lender from the title insurance company insuring the continued first lien priority of the Mortgage, without exception for mechanics' or materialmen's liens and subject only to those exceptions previously approved by Lender and any other exceptions approved in writing by Lender subsequent to the date hereof;

        b. Borrower has furnished to Lender an architect's or general contractor's certificate as to the extent and cost of the Improvements completed;

        c. Lender has inspected, or expressly waived in writing such inspection, and approved the completed Improvements;

        d. Borrower has furnished to Lender fully executed lease(s), and lessee's estoppel certificate(s) for the improved space, which lease complies with the Assignment of Leases and Rents dated of even date hereof with respect to the applicable project, in form and substance acceptable to Lender indicating among other things lessee's unconditional acceptance of the Improvements;

        e. Borrower has furnished to Lender a certificate of occupancy in a form satisfactory to Lender for the improved space from the local authority responsible for issuing such certificate;

        f. Lender shall receive a $500 fee for each release, which fee shall include any inspection fee for Lender hereunder; and

        g. Borrower has furnished to Lender evidence satisfactory to Lender that verifies that any leasing commissions for which Borrower is requesting disbursement are due and owing with respect to the Property, have been paid in full in cash.

        Notwithstanding the above, Lender will allow up to four (4) releases of up to $200,000.00 in aggregate, for dividend payments, commencing on the date the Loan is funded and continuing for twelve months thereafter, provided (i) Borrower provides Lender with a written request for said release, and (ii) Lender receives a $500 fee for each release.

Further notwithstanding the above, until such time as title is transferred to Lender, its designee or any purchaser at a foreclosure sale pursuant to foreclosure, or power of sale or Deed in Lieu of foreclosure, Lender shall retain possession of the Funds, its designee or any purchaser at a foreclosure sale. Upon any such transfer of title to Lender, the Funds, not inculding any interest thereon, shall be released to Borrower.

    6. Termination. Provided this Agreement has not been terminated in accordance with the terms hereof, this Agreement shall automatically terminate at such time as the Funds and any interest credited thereon have been fully disbursed to Borrower pursuant to the provisions hereof.

    7. Limitation of Liability. Borrower, by executing this Agreement, hereby consents to the investment of said Funds by Lender as outlined above. Lender shall not be liable for any claims, suits, actions, costs, damages, liabilities and expenses (collectively, the "Liabilities") in connection with any Liabilities arising out of the investment of the Funds in such investment vehicles as the Lender chooses, or the failure of the investment vehicle to produce a reasonable return on the Funds deposited therein, or the loss of any Funds as a result of the insolvency of the financial entity in which such funds are deposited. The foregoing limitation on liability with respect to Lender shall not apply to any of the Liabilities directly caused solely by the gross negligence or intentional misconduct of Lender.

    8. Proxy. Borrower hereby consents to and appoints Lender as its agent and attorney in fact with power and authority to vote or to execute a proxy for the shares evidencing the Funds for Borrower in its name in whatever manner Lender may desire in its sole discretion.

    9. Notices. All notices required to be sent hereunder shall be deemed to be an adequate and sufficient notice if given in writing and service is made by either (i) registered or certified mail, postage prepaid, in which case notice shall be deemed to have been received three (3) business days following deposit to the mail; or (ii) overnight air courier, next day delivery, prepaid, in which case such notice shall be deemed to have been received one (1) business day following delivery to such courier. Notice shall be sent to the following addresses:

If to Lender:       Principal Mutual Life Insurance Company
                    711 High Street
                    Des Moines, Iowa 50392-1450
                    Attn:  Commercial Real Estate Loan Administration

If to Borrower:     Brandywine Realty Partners
                    300 Berwyn Park
                    Berwyn, PA 19312

    10. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Iowa.

    11. Headings. The headings used herein are for convenience only and are not to be used in interpreting this Agreement.

    12. Amendments. This Agreement is irrevocable and may only be amended by a written amendment executed by all the parties hereto.

    13. Counterparts. This agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which, when taken together shall constitute a single agreement.

IN WITNESS WHEREOF, the Parties hereto have set their hands and seals as of the date herein before written.


                                   LENDER:

                                   PRINCIPAL MUTUAL LIFE INSURANCE
                                   COMPANY, an Iowa corporation


                                   By ____/s/Timothy E. Minton___________
                                   Its: Director, Commercial Real
                                   Estate Reporting and Computer Services


                                   By _/s/ Kurt D. Schaeffer____________
                                   Its: Assistant Director-Commercial
                                   Real Estate

                                   BORROWER:

                                   BRANDYWINE REALTY PARTNERS, a
                                   Pennsylvania general partnership


                                   By BRANDYWINE REALTY TRUST, a
                                   Maryland real estate investment
                                   trust, general partner

                                   By _/s/ Gerard H. Sweeney__________
                                      Name: Gerard H. Sweeney
                                      Its: President and CEO